Exhibit 99.1

SemiLEDs Files Form 12b-25 Notification Of Late Filing

Hsinchu, Taiwan (November 30, 2012) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” announced today that it has filed a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission (“SEC”) that allows the Company to extend the deadline to file its Annual Report on Form 10-K for the fiscal year ended August 31, 2012.  With this extension, if the Form 10-K is filed by December 14, 2012, the Form 10-K will be deemed to be timely filed.

Additional time is needed because the Company has not had sufficient time to update its disclosure and financial statements to reflect the recent determination that assets related to Xurui Guangdian Co., Ltd. (“China SemiLEDs”), in which SemiLEDs holds a 49% equity interest, had been materially impaired, as previously announced by the Company and reported in its Current Report on Form 8-K filed on November 26, 2012, and reflected in its preliminary financial results announced on November 28, 2012. The Company expects to file its Form 10-K no later than December 14, 2012.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, and horticulture. SemiLEDs sells blue, green and UV LED chips.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any statements about the Company’s ability to file its Form 10-K within the extension period; any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the SEC and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

David Young

Chief Financial Officer

SemiLEDs Corporation

415-471-2700

investor@semileds.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

investor@semileds.com